Exhibit 99.1

PRELIMINARY PROXY CARD

AIB Acquisition Corporation

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIB ACQUISITION CORPORATION

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints ___________ and ___________, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of AIB Acquisition Corporation, a Cayman Islands exempted company (“AIB”) to be held virtually on ___________, 2024, at ___ a.m. Eastern Time, accessible at https://www.cstproxy.com/[_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on _________, 2024, at ______ a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

AIB ACQUISITION CORPORATION

THE BOARD OF DIRECTORS OF AIB ACQUISITION CORPORATION RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3.

(1)

Proposal 1 – The Business Combination Proposal – To consider and vote upon a Proposal by ordinary resolution to approve the business combination agreement, dated as of December 27, 2023 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among AIB, PSI Group Holdings Ltd 利航國際控股有限公司, a Cayman Islands exempted company, PS International Group Ltd., a Cayman Islands exempted company, AIB LLC, a Delaware limited liability company, PSI Merger Sub I Limited, a Cayman Islands exempted company, and PSI Merger Sub II Limited, a Cayman Islands exempted company, and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

Proposal 2 – The Merger Proposal – To consider and vote on a Proposal by special resolution to approve, in connection with the Business Combination, the merger of PSI Merger Sub II with and into AIB (the “Second Merger”), the plan of the Second Merger (the “Plan of Second Merger”) and any and all transactions provided in the Plan of Second Merger.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)

Proposal 3 – The Adjournment Proposal – To consider and vote upon a Proposal by ordinary resolution to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the AIB board of directors (the “AIB Board”) that more time is necessary or appropriate to approve one or more Proposals at the Meeting.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.